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                                    EXHIBIT 5

                   OPINION OF DAVIS & KUELTHAU, S.C. REGARDING
                 LEGALITY OF ISSUANCE OF REGISTRANT'S SECURITIES


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                                                                       EXHIBIT 5

                            Dated: ____________, 2002

Board of Directors
Fortress Bancshares, Inc.
100 North Main Street
Westby, WI  54667

Gentlemen:

         We have acted as counsel to Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation ("Merchants") in connection with the acquisition of Fortress Bancshares, Inc., an Iowa corporation ("the Company"), by Merchants through the merger of the Company with and into Merchants Merger Corp. ("Merger Corp."), a wholly-owned subsidiary of Merchants, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of May 31, 2002, by and between Merchants, Merger Corp. and the Company, (the "Agreement"). This opinion is being delivered to you pursuant to Section 7.03(d) of the Agreement. All capitalized terms which are defined in the Agreement shall have the same meanings when used herein, unless otherwise specified.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Merchants, agreements and other instruments, certificates of officers and representatives of Merchants, certificates of public officials and other documents which we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to our opinion, we have relied upon certificates of officers of Merchants. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the due execution of the Agreement by and the enforceability of the Agreement against the Company. Whenever this opinion refers to matters within our "knowledge," "known to us" or of which we "know," such reference is limited to (1) the facts within our actual knowledge after an inquiry of the attorneys and legal assistants of this firm who have provided legal services to Merchants within the past 12 months and (2) facts represented to us in certificates of officers of Merchants, copies of which are attached hereto (the "Officer's Certificates). We have made no other inquiry or investigation as to factual matters.

         Based on the foregoing and upon such additional investigation of law as we have deemed necessary, it is our opinion that:

         1. Merchants is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Department of Financial Institutions of Wisconsin, (a) has filed with the Department of Financial Institutions during its most recently completed report year, the



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Board of Directors
Fortress Bancshares, Inc.
Page 2

required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes Section 180.1421 to cause its administrative dissolution; (c) no determination has been made by the Department of Financial Institutions that grounds exist for such action; (d) no filing has been made with the Department of Financial Institutions of a decree of dissolution with respect to Merchants; and (e) Articles of Dissolution of Merchants have not been filed with the Department of Financial Institutions.

         2. Merchants has the corporate power and corporate authority (and has received appropriate authorizations from applicable regulatory agencies) to own its properties and assets and to carry on its business as now being conducted.

         3. The execution, delivery and performance of the Agreement by Merchants has been duly authorized and approved by all requisite corporate action on the part of Merchants. The Agreement has been duly executed and delivered by Merchants and constitutes a valid and binding obligation of Merchants, enforceable against Merchants in accordance with its terms (a) except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4. The execution and delivery of the Agreement and the consummation by Merchants of the transactions contemplated by the Agreement will not conflict with or result in a breach of or violation of, or default under (a) the Articles of Incorporation or By-Laws of Merchants, (b) any order, writ, judgment or decree known to us to which Merchants is subject, or (c) any agreement known to us to which Merchants is a party.

         5. To our knowledge, all approvals, consents, authorizations or modification which are required on the part of Merchants to permit the execution and performance of Merchants' obligations under the Agreement and the transaction contemplated therein have been obtained and are in full force and effect.

         6. To our knowledge, except as disclosed in Section 3.09 of the Merchants' Disclosure Schedule and in the Merchants' SEC Reports filed prior to the date of the Agreement, there is no (a) litigation, proceeding or governmental investigation pending or threatened against Merchants or any of its properties, assets or business or the transaction contemplated by the Agreement which, if adversely determined, in our judgment, could reasonably be anticipated to result in any material adverse effect on Merchants or (b) decree (other than decrees of general applicability to banks generally) or judgment of any court or government agency to which Merchants is subject and, which, in our judgment, could reasonably be anticipated to have a material adverse effect on the financial condition, results of operations, assets, business or prospects of Merchants.





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Board of Directors
Fortress Bancshares, Inc..
Page 3

         7. The shares of Merchants Common Stock to be delivered to holders of the Company Common Stock pursuant to the Agreement have been duly authorized and such shares of Merchants Common Stock, at the Effective Time, will be validly issued, fully paid and non-assessable (except as set forth in Wisconsin Statutes
Section 180.0622, as interpreted).

         We have not independently determined the accuracy and completeness of or otherwise verified, and we are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Proxy Statement/Prospectus or the Registration Statement. We have, however, generally reviewed and discussed the contents of the Proxy Statement/Prospectus and the Registration Statement with certain officers and employees of Merchants. In the course of such review and discussions, nothing has come to our attention which causes us to believe that the Proxy Statement/Prospectus at the time it was first mailed to holders of the Company Common Stock or at the time of the Company's shareholder meeting or at the time the Registration Statement became effective and at the Effective Time, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that the foregoing statement does not apply to the financial statements and other statistical or financial data or information included therein or any information about or supplied by the Company for use in the Proxy Statement/Prospectus or the Registration Statement as to which we express no belief).

         The opinions herein are limited to the law of the State of Wisconsin and the federal law of the United States. This opinion is rendered solely for your information and assistance in connection with the transaction described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

                                                     Very truly yours,


                                                     /s/ Davis & Kuelthau, S.C.

                                                     DAVIS & KUELTHAU, S.C.
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